June 28, 1996


Eagle River Interactive, Inc.
1060 West Beaver Creek Boulevard
Avon, Colorado 81620

Gentlemen:

     We have acted as counsel to Eagle River Interactive, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement"), pertaining to the registration by the Company of the 3,750,000 shares of its Common Stock, par value $0.001 per share, pursuant to the Company's 1995 Employee Stock Option Plan, 1995 Executive Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans"). Terms not otherwise defined herein shall have the same meaning ascribed to them in the Registration Statement.

     In that connection, we have examined the originals, or copies certified or otherwise authenticated to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Company's Certificate of Incorporation and Bylaws in effect on the date hereof and the resolutions of the Board of Directors of the Company relating to the proposed offering of Common Stock pursuant to the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered.

     Based on the foregoing, we are of the opinion that the shares of Common Stock under the Plans, the issuance of which is being registered by the Company, if and when sold and delivered as described in the Registration Statement, will have been duly authorized and validly issued, and will constitute fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the United States of America and the internal corporate law of the State of Delaware.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                              Very truly yours,



                              FREEBORN & PETERS

                              /s/ Freeborn & Peters